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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROWNSTEIN HYATT & FARBER, P.C.

                                  July 31, 2000

Rhythms NetConnections Inc.
6933 South Revere Parkway
Englewood, Colorado  80112

                  Re: Rhythms NetConnections Inc. - Registration Statement for Stock Award to Mr. Shaneyfelt

Dear Ladies and Gentlemen:

                  We have acted as counsel to Rhythms NetConnections Inc., a Delaware corporation (the Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 41,667 shares of common stock (the "Shares") subject to the Stock Award to Mr. Shaneyfelt, the Company's Senior Vice President, Customer Operations, on May 26, 2000 (the "Stock Award").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Stock Award. Based on such review, we are of the opinion that if, as and when the Shares are issued pursuant to the agreement evidencing the Stock Award and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Stock Award or the Shares.

                                             Very truly yours,

                                             /s/ Brownstein Hyatt & Farber, P.C.

                                             BROWNSTEIN HYATT & FARBER, P.C.